Exhibit 4.2

RIGHTS CERTIFICATE No.:	_________	NUMBER OF RIGHTS: ____

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN MGT CAPITAL INVESTMENT, INC.’S PROSPECTUS DATED _______, 2011 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OFTHE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM STANDARD REGISTRAR & TRANSFER COMPANY, INC. ,THE INFORMATION AGENT.

MGT CAPITAL INVESTMENTS, INC.
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE, NON-TRADABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable, Non-Tradable Subscription Rights to Purchase Shares of Common Stock of MGT Capital Investments, Inc.
Subscription Price:  [$0.__] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON _________, 2011, UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER: _____________________________________________________________

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable, non-tradable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase 0.8 share of common stock, par value $0.001 per share, of MGT Capital Investments, Inc. a Delaware corporation, at a subscription price of  [$0.__] per  share  (the  “Basic  Subscription  Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of MGT Capital Investments, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.  If any shares of common stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises his/her/its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration and limitation, as described in the Prospectus (the “Oversubscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and the other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each share of common stock in accordance with the “Instructions as to Use of MGT Capital Investments, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the Subscription Agent and registered by the registrar.

Witness the seal of Sample Corporation and the signatures of its duly authorized officers.

Dated:__________, 2011

Robert Ladd Interim Chief Executive Officer and Director	Robert Traversa Secretary
[INSERT STANDARD REGISTRAR & TRANSFER COMPANY INC., STAMP]

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

The Subscription Rights Certificate and payment of the Subscription Price must be delivered to the Subscription Agent, prior to the Expiration Date, by hand, mail or overnight courier to the following address:

Attn: Ms. Amy Merrill
Standard Registrar & Transfer Company, Inc.
12528 S 1840 East
Draper, UT 84020-9100, USA

Delivery other than in the manner or to the address listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS	FORM 2 - DELIVERY TO DIFFERENT ADDRESS
To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below.  To subscribe for shares pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below.  To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Privilege or the Oversubscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege and/or Oversubscription Privilege, as applicable.

If you wish for the shares of common stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for ______________ shares x [$0.__] = $_______________ (no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE	FORM 3 – SIGNATURE

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Oversubscription Privilege:
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated hereon on the terms and conditions specified in the Prospectus.

Signature(s):

I apply for ______________ shares x [$0.__] = $_______________ (no. of new shares) (subscription price) (amount enclosed)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

(c) Total Amount of Payment Enclosed = $__________________

FORM 4 - SIGNATURE GUARANTEE

METHOD OF PAYMENT (CHECK ONE)

☐
Check or bank draft drawn in U.S. Dollars on a U.S. bank or UK bank or postal telegraphic or express, to “Standard Registrar & Transfer Company, Inc. as Subscription Agent for MGT Capital Investments, Inc.”
This form must be completed if you have completed any portion of Form 2.

☐	Money order payable to “Standard Registrar & Transfer Company, Inc. as Subscription Agent for MGT Capital Investments, Inc.”	Signature Guaranteed: _______________________________ (Name of Bank or Firm)

☐
Wire transfer of immediately available funds directly to the account maintained by Standard Registrar & Transfer Company, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering.
By: _______________________________ (Name of Bank or Firm)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF MGT CAPITAL INVESTMENTS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT STANDARD REGISTRAR & TRANSFER COMPANY, INC., THE INFORMATION AGENT, AT 1 801-571-8844